EXHIBIT 4.9



                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                     Transferor on and after June 1, 1996,

                              JPMORGAN CHASE BANK
                      (formerly the Chase Manhattan Bank),

                 Transferor prior to June 1, 1996 and Servicer

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee

                      on behalf of the Certificateholders

                       of Chase Credit Card Master Trust

                 (formerly Chemical Master Credit Card Trust I)


                    ________________________________________


                                THIRD AMENDMENT

                           Dated as of July 15, 2004

                                       to

                           THIRD AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                         Dated as of November 15, 1999

                  ____________________________________________

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            THIRD AMENDMENT, dated as of July 15, 2004 (the "Third Amendment"), to THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of November 15, 1999, by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996, JPMORGAN CHASE BANK (formerly the Chase Manhattan Bank), as Transferor prior to June 1, 1996, and as Servicer, and THE BANK OF NEW YORK, as Trustee (as amended by the First Amendment dated as of March 31, 2001 and the Second Amendment dated as of March 1, 2002 and as supplemented the "Pooling and Servicing Agreement").

            WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

            WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

            WHEREAS, all conditions precedent to the execution of this Third Amendment have been complied with;

            NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Third Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

            = Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


            SECTION 1. Amendment to Section 13.7. Section 13.7 of the Pooling and Servicing Agreement is hereby amended to read in its entirety as follows:

                           "Section 13.7    Assignment.

                           (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2 and clause (b) below, this agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

                           (b) Notwithstanding clause (a) above, the Servicer may assign this agreement to Chase USA."

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            SECTION 2. No Waiver. The execution and delivery of this Third
Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

            SECTION 3. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Third Amendment. This Third Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Third Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

            SECTION 4. Counterparts. This Third Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

            SECTION 5. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 6. Effective Date. This Third Amendment shall become effective as of the day and year first above written.

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            IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee
have caused this Third Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                            CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION
                                            Transferor on and after June 1,1996


                                            By:________________________________
                                               Name:
                                               Title:


                                            JPMORGAN CHASE BANK (formerly
                                              the Chase Manhattan Bank),
                                              Transferor prior to June 1,
                                              1996 and Servicer


                                            By:________________________________
                                               Name:
                                               Title:


                                               THE BANK OF NEW YORK,
                                                 Trustee


                                            By:________________________________
                                               Name:
                                               Title: